INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of the 29th day of June, 2002, and amended and restated this 1st day of August, 2006, between Vanguard Whitehall Funds, a Delaware statutory trust (the "Trust"), and Schroder Investment Management North America Inc., a Delaware corporation (the "Advisor").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,   the  Trust   offers  a  series  of  shares   known  as  Vanguard
International Explorer Fund (the "Fund"); and

     WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to render such services.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the Trust and the Advisor hereby agree as follows:

     1. APPOINTMENT OF ADVISOR. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor, from time to time (referred to in this Agreement as the "Schroder Portfolio"), as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Schroder Portfolio; to continuously review, supervise, and administer an investment program for the Schroder Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objective, policies, and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Schroder Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions consistent with Section 28(e) of the Securities Exchange Act of 1934, and subject to written policies and procedures provided to the Advisor. The Advisor will promptly communicate to the Trust's officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request.

     4. COMPENSATION OF ADVISOR. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefore, an investment advisory fee at the rate specified in Schedule A to this Agreement. The fee will be calculated based on annual percentage rates applied to the average daily net assets of the Schroder Portfolio and will be paid to the Advisor quarterly. Further, the investment advisory fee will be increased or decreased by applying a performance adjustment, as specified in Schedule A.

     5. REPORTS. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. COMPLIANCE. The Advisor agrees to comply with all Applicable Law and all policies, procedures, or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor in relation to the Schroder Portfolio.

     7. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

     8. LIABILITY OF ADVISOR. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations with respect to the Advisor's management of the Schroder Portfolio under this Agreement.

     9. FORCE MAJEURE. The Advisor shall not be responsible for any loss or damage, or failure to comply or reasonable delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension or disruption of any relevant stock exchange or market. The Advisor shall notify the Fund promptly when it becomes aware of any event described above. The Fund shall not be responsible for temporary delays in the performance of its duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above.

     10. DURATION; TERMINATION; NOTICES; AMENDMEnt. This Agreement will become effective on the date first written above and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as this Agreement is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be affected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:
              Vanguard International Explorer Fund
              P.O. Box 2600
              Valley Forge, PA 19482
              Attention: Joseph P. Brennan
              Telephone: 610-503-2042 Facsimile: 610-503-5855

              If to the Advisor, at:
              Schroder Investment Management North America Inc.
              875 Third Avenue, 22nd Floor
              New York, NY  10022-6225
              Attention:  Jamie Dorrien-Smith
              Telephone:  212-641-3856
              Facsimile:  212-641-3985

     This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

     As used in this Section 10, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Trustees of the Trust, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust,
(ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees of the Trust, or Vanguard.

     13. PROXY POLICY. The Advisor acknowledges that Vanguard will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Advisor with respect to the Schroder Portfolio.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.


     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Investment Advisory Agreement to be executed as of the date first set forth herein.

Schroder Investment Management North          Vanguard Whitehall Funds
America Inc.

Jamie Dorrien-Smith               11/10/06    John J. Brennan           11/20/06
-------------------------------   ---------   -----------------------  ---------
Signature                         Date        Signature                Date



JAMIE DORRIEN-SMITH                           JOHN J. BRENNAN
----------------------------                  ----------------------------
Print Name                                    Print Name

                              AMENDED AND RESTATED
                             SUB-ADVISORY AGREEMENT

     THIS SUB-ADVISORY AGREEMENT is made as of this 1st day of November, 2006, among VANGUARD WHITEHALL FUNDS, a Delaware statutory trust (the "Trust"), SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC., a Delaware corporation (the "Adviser"), and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LTD., a U.K. corporation (the "Sub-Adviser").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,   the  Trust   offers  a  series  of  shares   known  as  Vanguard
International Explorer Fund (the "Fund"); and

     WHEREAS, the Trust retains the Adviser to render investment advisory services to the Fund under an Investment Advisory Agreement dated as of July 29, 2002 (the "Investment Advisory Agreement"); and

     WHEREAS, effective as of April 1, 2003, the Adviser completed a corporate restructuring (the "Restructuring") under which (1) the Adviser closed its London branch, (2) the Sub-Adviser agreed to act as sub-adviser and make the Portfolio Management Team available to the Adviser for purposes of providing investment advisory services to the Trust pursuant to the Investment Advisory Agreement, (3) the Adviser and the Sub-Adviser determined that there was no change in the Portfolio Management Team, or in the investment personnel who oversee and supervise the Portfolio Management Team, as a result of the Restructuring, (4) the Sub-Adviser and the Portfolio Management Team have been subject to day-to-day oversight, supervision and reporting by the Adviser, and
(5) in order to reasonably reflect the apportionment of such services and responsibilities, the Adviser agreed to pay to the Sub-Adviser twenty-five percent (25%) of all fees actually paid by the Fund to the Adviser under the Investment Advisory Agreement; and

     WHEREAS, effective as of the date hereof, the Adviser has agreed to pay to the Sub-Adviser fifty percent (50%) of all fees actually paid by the Fund to the Adviser under the Investment Advisory Agreement; and

     WHEREAS, on the basis of the foregoing, the Trust desires to employ the Sub-Adviser as investment sub-adviser, and the Sub-Adviser is willing to render investment sub-advisory services to the Trust, subject to and in accordance with the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust, the Adviser and the Sub-Adviser hereby agree as follows:

     1. APPOINTMENT OF SUB-ADVISER. The Adviser hereby employs the Sub- Adviser as investment sub-adviser, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Adviser from time to time (referred to in this Agreement as the "Schroder Portfolio"). As of the date of this Agreement, the Schroder Portfolio will consist of the portion of the assets of the Fund that the Board of Trustees has determined to assign to the Adviser, as communicated to the Adviser on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Adviser. If and when the Adviser is notified of any such addition or withdrawal, the Adviser shall promptly notify the Sub-Adviser of the same. The Sub-Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

         2. DUTIES OF SUB-ADVISER.

     (a) The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the assets of the Schroder Portfolio in accordance with the Investment Advisory Agreement; to continuously review, supervise, and administer an investment program for the Schroder Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund (either directly or through the Adviser) with all records concerning the activities of the Sub-Adviser that the Fund is required to maintain; and to render or assist the Adviser in rendering regular reports to the Fund's officers and Board of Trustees concerning the discharge of the Sub-Adviser's responsibilities hereunder. The Sub-Adviser will discharge the foregoing responsibilities subject to the supervision and oversight of the Adviser, the Fund's officers and the Board of Trustees and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Sub-Adviser in writing (either directly or through the Adviser), and applicable laws and regulations. The Sub-Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     (b) The Sub-Adviser acknowledges and agrees that the Adviser is ultimately responsible for providing to the Trust the services required of the Adviser under the Investment Advisory Agreement. Accordingly, the Sub-Adviser shall discharge its duties and responsibilities specified in paragraph (a) of this
Section 2 and elsewhere in this Agreement subject at all times to the direction, control, supervision and oversight of the Adviser. In furtherance thereof, the Sub-Adviser shall, without limitation, (i) make its offices available to representatives of the Adviser for on-site inspections and consultations with the officers and applicable portfolio managers of the Sub-Adviser responsible for the day-to-day management of the Fund, (ii) upon request, provide the Adviser with copies of all records it maintains regarding its management of the Fund and (iii) report to the Adviser each calendar quarter and at such other times as the Adviser may reasonably request regarding (A) the Sub-Adviser's implementation of the Fund's investment program and the Fund's portfolio composition and performance, (B) any policies and procedures implemented by the Sub-Adviser to ensure compliance with United States securities laws and regulations applicable to the Sub-Adviser and the Fund, (C) the Fund's compliance with the objectives, policies and limitations set forth in the Fund's prospectus and

Statement of Additional Information and any additional operating policies or procedures that the Fund communicates to the Sub-Adviser in writing (either directly or through the Adviser) and (D) such other matters as the Adviser may reasonably request.

     3. SECURITIES TRANSACTIONS. The Sub-Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Schroder Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission or its staff, and other applicable law, the Sub-Adviser is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Subject to the first sentence of this Section 3, the Sub-Adviser agrees to comply with any directed brokerage or other brokerage policies and procedures that the Fund communicates to the Sub-Adviser in writing (either directly or through the Adviser). The Sub-Adviser will promptly communicate or assist the Adviser in communicating to the Fund's officers and the Board of Trustees any information relating to the portfolio transactions the Sub-Adviser has directed on behalf of the Schroder Portfolio as the Adviser or such officers or the Board may reasonably request.

     4. COMPENSTION OF SUB-ADVISER. For the services to be rendered by the Sub-Adviser as provided in this Agreement, the Adviser (and not the Trust or the Fund) will pay to the Sub-Adviser at the end of each of the Fund's fiscal quarters an amount equal to fifty percent (50%) of all fees actually paid by the Fund to the Adviser for such fiscal quarter under Section 4 of the Investment Advisory Agreement; provided, however, that the Sub-Adviser's fee payable hereunder for any period shall be reduced such that the Sub-Adviser bears fifty percent (50%) of any voluntary fee waiver observed or expense reimbursement borne by the Adviser with respect to the Fund for such period. For clarity, the Adviser (and not the Trust or the Fund) shall be obligated to pay the Sub-Adviser fees hereunder for any period only out of and following the Adviser's receipt from the Fund of advisory fees pursuant to Section 4 of the Investment Advisory Agreement for such period.

     In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days the Sub-Adviser performed services hereunder during the fiscal quarter in which such termination becomes effective as a percentage of the total number of days in such quarter.

     5. REPORTS. The Fund and the Sub-Adviser (in either case either directly or through the Adviser) agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in shareholders of the Sub-Adviser (to the extent applicable).

     6. COMPLIANCE. The Sub-Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Sub-Adviser in writing (either directly or through the Adviser), including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF SUB-ADVISER. The services of the Sub-Adviser to the Adviser and the Fund are not to be deemed exclusive, and the Sub-Adviser will be free to render similar services to others so long as its services to the Adviser and the Fund are not impaired thereby. The Sub-Adviser will be deemed to be an independent contractor with respect to the Fund and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

     8. LIABILITY OF SUB-ADVISER. No provision of this Agreement will be deemed to protect the Sub-Adviser against any liability to the Adviser or to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. FORCE MAJEURE. The Sub-Adviser shall not be responsible for any loss or damage, or failure to comply or reasonable delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension or disruption of any relevant stock exchange or market. The Sub-Adviser shall notify the Fund promptly (either directly or through the Adviser) when it becomes aware of any event described above. Neither the Adviser nor the Fund shall be responsible for temporary delays in the performance of its or their duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above.

     10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective as of the date hereof, and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve- month periods thereafter, only so long as each such successive continuance is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Sub-Adviser, (ii) this Agreement will automatically terminate in the event of its assignment,
(iii) this Agreement may be terminated by the Adviser on sixty days' written notice to the Sub-Adviser and (iv) this Agreement may be terminated by the Sub-Adviser on sixty days' written notice to the Trust and the Adviser. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:

              Vanguard Whitehall Funds - Vanguard International Explorer Fund P.O. Box 2600
              Valley Forge, PA 19482
              Attention: Portfolio Review Group
              Telephone: 610-669-5846
              Facsimile: 610-503-5855

              If to the Adviser, at:

              Schroder Investment Management North America Inc.
              875 Third Avenue
              22nd Floor
              New York, New York 10022
              Attention: Catherine A. Mazza
              Telephone: 212-641-3889
              Facsimile: 212-641-3897

              If to the Sub-Adviser, at:

              Schroder Investment Management North America Limited. 31 Gresham Street
              London, U.K. EC2V 7QA
              Attention: Compliance Director
              Telephone: 020 7658 6000
              Facsimile: 020 7658 6965

     This Agreement may be amended by mutual consent of the parties hereto, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund or the Trust.

     As used in this Section 10, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Sub-Adviser shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than the Adviser, the Trust, the Board of Trustees of the Trust, Vanguard, and any director, officer, or employee of the Adviser, the Trust or Vanguard, except (i) with the prior written consent of the Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Adviser or the Sub-Adviser, or (iii) for information that is publicly available other than due to disclosure by the Sub-Adviser or its affiliates or becomes known to the Sub-Adviser from a source other than the Adviser, the Trust, the Board of Trustees of the Trust, or Vanguard.

     13. PROXY POLICY. The Sub-Adviser acknowledges that Vanguard will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made by the Trust, the Adviser and the Sub-Adviser with respect to the Schroder Portfolio.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

     15. TREATMENT OF FUND UNDER FSA RULES. The Fund will be treated as an Intermediate Customer under rules of the Financial Services Authority in the United Kingdom.

     16.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed and original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be executed as of the date first set forth herein.

VANGUARD WHITEHALL FUNDS

By: ____________________________________
      Name:
      Title:



SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA INC.

By: ____________________________________
       Name:
       Title:



SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA LTD.
By: ____________________________________
       Name:
       Title: